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Exhibit 10.59

SECOND AMENDMENT
TO THE
EARLE M. JORGENSEN
EMPLOYEE STOCK OWNERSHIP PLAN
(As Amended and Restated Effective as of April 1, 2001)

        THIS SECOND AMENDMENT, by EARLE M. JORGENSEN COMPANY (the "Company"), to the Earle M. Jorgensen Employee Stock Ownership Plan (As Amended and Restated Effective as of April 1, 2001) (the "Plan") is effective as of April 1, 2001 or such other date as indicated herein.

WITNESSETH:

        WHEREAS, the Company maintains the Plan which was converted from an "employee stock ownership plan" into a stock bonus plan effective as of the prior restatement date of April 1, 1999; and,

        WHEREAS, the Company has submitted the stock bonus plan to the IRS for a ruling that the restatement is tax qualified and in connection therewith the IRS has requested that certain additional changes be made with respect to the Plan.

        NOW, THEREFORE, it is hereby resolved that, effective as of April 1, 2001 or such other date as set forth herein the Plan is hereby amended as follows:

I.

        Section 2 of the Plan is hereby amended by replacing the first phrase of the first sentence of the definition of "Highly Compensated Employee" with the following:

    "An Employee who (1) was a "5% owner' (as defined in Section 416(i)(1)(B)(i) of the Code) at any time during the Plan Year, or (2) has Statutory Compensation in excess of $80,000 (as indexed) in the preceding Plan Year and, if so elected by the Company via Plan amendment, was in the top paid 20% group of Employees for such preceding Plan Year;"

II.

        Section 2 of the Plan is hereby amended by replacing the definition of "Statutory Compensation" in its entirety with the following:

    "The total remuneration paid to an Employee by the Employer during the Plan Year for personal services rendered to the Employer, excluding employer contributions to a plan of deferred compensation, amounts realized in connection with stock options and amounts which receive special tax benefits, and including any Company Salary Reduction Contributions made on behalf of an Employee for the Plan Year to the ECAP and, effective January 1, 2002, amounts, if any, contributed to a transportation fringe plan as defined in Section 132(f)(4) of the Code."

III.

        Section 7 of the Plan is hereby amended by deleting the "The" and adding the following new clause at the beginning of the first sentence herein:

    "Effective for limitation years beginning after December 31, 1994, the"

IV.

        Section 7 of the Plan is hereby further amended by replacing the last paragraph in its entirety with the following:

    "If the aggregate amount that would be allocated to the Accounts of a Participant in the absence of these limitations would exceed the limitation amount because of:

    1.
    contributions based on estimated annual compensation;

    2.
    the allocation of forfeitures; or

    3.
    a reasonable error in the determining the amount of elective deferrals under Section 402(g)(3) of the Code,

    the following is the order in which his benefits will be reduced to the extent necessary to avoid exceeding these limitations: (1) Pension Plan; (2)ECAP; and (3) this Plan."

V.

        Section 12(a) of the Plan is hereby amended by adding the following after "$5,000" where it appears therein:

    "($3,500 for Plan Years beginning prior to August 6, 1997)"

VI.

        Section 14(d) of the Plan is hereby amended by adding the following sentence at the end as a part thereof:

    "Effective for calendar years beginning after January 1, 1999, an "eligible rollover distribution' will not include a hardship distribution as described in Section 401(k)(2)(B)(i)(IV) which is attributable to a participant's elective contributions to a Section 401(k) plan."

VII.

        Section 21 of the Plan is hereby amended to add the following new part (f) to the end as a part thereof:

    "(f) Permissive aggregation group is the required aggregation group of plans plus any other plan or plans which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

    Required aggregation group is (1) each qualified plan of the Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code."

VIII.

        In all other respects the Plan shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer as of the day and year first above written.

EARLE M. JORGENSEN COMPANY
By:
Name:
Title:
Date:

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  Exhibit 10.59
SECOND AMENDMENT TO THE EARLE M. JORGENSEN EMPLOYEE STOCK OWNERSHIP PLAN (As Amended and Restated Effective as of April 1, 2001)